As filed with the Securities and Exchange Commission on June 12, 2013

File No. 001-35769

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

New Newscorp Inc

(Exact name of registrant as specified in its charter)

Delaware	46-2950970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1211 Avenue of the Americas, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-852-7000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.01 per share Class B Common Stock, par value $0.01 per share Class A Preferred Stock Purchase Rights Class B Preferred Stock Purchase Rights	NASDAQ Global Select Market

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

NEW NEWSCORP INC

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF

FORM 10

Cross-Reference Sheet Between Information Statement and Items of Form 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1 (the “Information Statement”). None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Business” and “Our Relationship with Parent Following the Distribution.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statements Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Properties.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation of Directors,” “Management” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Certain Relationships and Related Person Transactions” and “Our Relationship With Parent Following the Distribution.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock—Sale of Unregistered Securities.” That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock.” That section is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock—Limitation of Liability for Officers and Directors and Insurance.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1†	Form of Separation and Distribution Agreement

2.2†	Form of Tax Sharing and Indemnification Agreement

2.3†	Form of Transition Services Agreement

2.4†	Form of Employee Matters Agreement

3.1†	Form of Certificate of Incorporation of New News Corporation

3.2†	Form of By-laws of New News Corporation

4.1†	Form of Stockholder Rights Agreement

10.1†	Employment Agreement between NC Transaction, Inc. and Robert J. Thomson

10.2†	Employment Agreement between NC Transaction, Inc. and Bedi Ajay Singh

10.3†	Form of New News Corporation 2013 Long-Term Incentive Plan

10.4†	Form of FOX SPORTS Trademark License

10.5†	Form of FOX Trademark License

21.1†	List of Subsidiaries

24.1†	Power of Attorney

99.1	Preliminary Information Statement

99.2†	Form of Notice of Internet Availability of Information Statement Materials

†	Previously filed

Exhibit Index

Exhibit Number	Exhibit Description

2.1†	Form of Separation and Distribution Agreement

2.2†	Form of Tax Sharing and Indemnification Agreement

2.3†	Form of Transition Services Agreement

2.4†	Form of Employee Matters Agreement

3.1†	Form of Certificate of Incorporation of New News Corporation

3.2†	Form of By-laws of New News Corporation

4.1†	Form of Stockholder Rights Agreement

10.1†	Employment Agreement between NC Transaction, Inc. and Robert J. Thomson

10.2†	Employment Agreement between NC Transaction, Inc. and Bedi Ajay Singh

10.3†	Form of New News Corporation 2013 Long-Term Incentive Plan

10.4†	Form of FOX SPORTS Trademark License

10.5†	Form of FOX Trademark License

21.1†	List of Subsidiaries

24.1†	Power of Attorney

99.1	Preliminary Information Statement

99.2†	Form of Notice of Internet Availability of Information Statement Materials

†	Previously filed

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW NEWSCORP INC

/s/ K. Rupert Murdoch
By:	K. Rupert Murdoch
Title:	Executive Chairman

Date: June 12, 2013